EXHIBIT 99



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          [LETTERHEAD OF PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION]

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 101 E. Court Street          403 S. Pike Street           115 E. Pike Street
    P.O. Box 727                 P.O. Box 166                 P.O. Box 278
  Sidney, OH 45365              Anna, OH 45302          Jackson Center, OH 45334
 Tel. (937) 492-6129         Tel. (937) 394-2265          Tel. (937) 596-5500
 Fax (937) 498-4554           Fax (937) 394-2100           Fax (937) 596-5520
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For Information Contact:                       For Release:      April 28, 2000
Douglas Stewart, President                                       Friday
937-492-6129

                 PEOPLES-SIDNEY FINANCIAL CORPORATION ANNOUNCES
                   THE COMPLETION OF STOCK REPURCHASE PROGRAM


Peoples-Sidney Financial Corporation (NASDAQ:PSFC), the parent company of Peoples Federal Savings and Loan Association today announced the completion of its latest repurchase of 5% of its shares. The company repurchased 83,231 shares at an average price of $10.09 over a period from December 29, 1999 through April 24, 2000.

Douglas Steward, President and CEO stated, "We are pleased to announce the successful completion of this stock repurchase program which reflects our continuing efforts to maximize long-term shareholder value. On April 27, 2000 the closing price of Peoples-Sidney stock was $10.69 per share as stated on the NASDAQ stock market. The company has 1,581,391 shares outstanding.

When used in this press release or other public or shareholder communications, in filings by Peoples-Sidney Financial Corporation with the Securities and Exchange Commission and in oral statements made with the approval of an authorized executive officer, the words or phrases "should," "should result," "will likely result," "will enable," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Corporation"s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Corporation"s market area and competition, that could cause actual results to differ materially from historical results and those presently anticipated or projected. The Corporation wishes to caution readers not to place undue reliance on forward-looking statements, which speak only as of the date made. The Corporation wishes to advise readers that the factors listed could affect the Corporation"s financial performance and could cause the Corporation"s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Corporation does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.